EXCLUSIVE DISTRIBUTORSHIP AND ALLIANCE AGREEMENT

      This Agreement is entered into on September 22, 2004 between the following parties:

RADICO
A corporation formed under the laws of India with registered offices at HSIDC Industrial Estate, Sector- 31, Faridabad -121002, India (herein after referred to as "RADICO" or "the Manufacturer")

and

TNT Designs
A corporation formed under the laws of the State of Delaware, U.S.A. with offices at 305 Madison Avenue, Suite 449, New York, New York, U.S.A. 10165 (hereinafter referred to as "TNT Designs" or "the Distributor").

                                   WITNESSETH:

WHEREAS, RADICO is a premier manufacturer of women's clothing and fashion accessories in India;

WHEREAS, TNT Designs is a duly incorporated Delaware corporation which is engaged in the wholesale and retail business in the U.S.A. for women's fashion accessories; and

WHEREAS, RADICO and TNT wish to enter into this Agreement for the purpose of establishing a strategic alliance for provision of certain exclusive distribution rights of RADICO products by TNT under the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto mutually agree as follows: SUBJECT OF THE AGREEMENT

      1. The Manufacturer appoints TNT Designs as mentioned above as their exclusive distributor for Radico "Fashion accessories" in New York State. The Manufacturer will produce and sell to the Distributor "Fashion accessories" (hereinafter referred to as "the Goods", Description, prices and other details attached as Annexure-I) following the receipt of a written order from the Distributor. The Distributor will take possession of the Goods and pay the agreed upon sale price.

      2. The Manufacturer will produce and pack the Goods, according to the specifications, described in this Contract, and will present all necessary documents (certificates, transport certificates and all other, related to the Goods).

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EXCLUSIVITY

      3. This Agreement shall be exclusive in the Territory of New York, hereinafter referred to as the "Territory", where for a period of 5 years from the effective date. TNT Designs shall be the only company authorized to import exclusive products as mentioned above and sell the Products in the Territory.

      4. Radico shall not sell the products directly and/or indirectly to any other wholesaler or business entity in the Territory for the period of exclusivity to protect TNT Designs prior investment for sales promotion.

      5. In consideration of the exclusivity, TNT Designs undertakes to buy the minimum quantity periodically, quantity to be decided upon mutual agreement.

ORDERS, PRICES AND PAYMENTS

      6. The Distributor will send to the Manufacturer a written purchase order, which must indicate the exact quantity of the Goods, the
            modes  of  payment  and  the  delivery  date  for  the  Goods.   The
            Manufacturer  must  confirm  the  acceptance  of the order  within 5
            (five) days of its receipt. In the case that the Manufacturer does not agree to any of the conditions, indicated in the order, the Manufacturer will notify the Distributor immediately. Any written purchase order confirmed by the Manufacturer will be considered as an indivisible part of this Contract.

      7. In case of change in prices, the two parties under this Agreement will renegotiate the price, for which an additional agreement will be signed, and which will be included as an indivisible part of this Contract.

      8. All payments will be made in US dollars, via bank transfer or by irrevocable L/C at sight (to the indicated below bank account), in the following manner:

            o 50% of the total value of each order in advance, after the order has been confirmed by the Manufacturer and 50% upon receipt of dispatch document for the Goods ordered by the Distributor in accordance with applicable law.

            Bank Account of the Manufacturer:
            Name of Bank: Citibank
            Address of Bank: Jeevan Bharti building, Connaught Place,
                             New Delhi-110001, India
            Account name: Radico
            Account type: Current
            Account Number: 0417504001
            Bank's swift code: CITI IN BX IBD

QUALITY OF THE GOODS, QUALITY ASSURANCE

      9. The Manufacturer undertakes the obligation to produce and deliver the goods in the highest quality possible, which is in accordance to the conditions, specified in this Contract. The Manufacturer will guarantee to the Distributor that the Goods will be in accordance with the specifications of the order.

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      10.   In the case that qualitative or quantitative  discrepancy arise, the distributor  shall notify the  manufacturer  in writing  immediately
            after   discrepancies  are  discovered.   In  case  of  quantitative
            discrepancies the mfr must be notified with 7 days of receipt of goods and in case of qualitative discrepancies mfr must be notified within 30 days of receipt of goods by distributor. Claims received after above mentioned specified duration shall not be entertained by mfr.


LABELING AND PACKAGING

      11. The Goods must be packed and labelled following the requirements of the Distributor.


TERMS OF DELIVERY AND DOCUMENTS, ACCOMPANYING THE GOODS

      12.   The  Manufacturer  will  prepare  the  Goods  in  accordance  to the
            requirements,   specified  in  this  Agreement  and  the  additional
            instructions of the Distributor.

      13. The Manufacturer undertakes the obligation to deliver the Goods as soon as reasonably practicable which is expected to be no later than 35 (thirty-five) days, after initial payment of the amount for each order is made.

      14. When delivering the Goods, the Manufacturer must provide the necessary dispatch documents as required by Distributor, and the Distributor will be responsible for all shipping costs for Goods shipped by air freight.

ARBITRATION

      15. In case of any dispute, both parties agree to try and settle all disputes, related in any way to this Contract, in a friendly manner through arbitration.


FORCE MAJEURE

      16. The parties shall bear no responsibility for non-performance due to any event (force- majeure) beyond their control, namely: acts of God, military actions of any nature, blockades, export or import prohibition. In such cases the terms set for performing the contractual obligations shall be extended in proportion with the duration of the force majeure circumstances. The party in default for force majeure circumstances should immediately notify in written the other party about their occurrence or ending. The party having failed to do so shall not be entitled to refer to force majeure in the future. The occurrence of force majeure should be expressly proved by certificate issued by the relevant Chamber of Commerce and Industry. If the stated events last for more than four months, each of the parties may cancel the affected orders and in such case neither party shall have the right to indemnity for the suffered damages.

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DURATION OF THE CONTRACT

      17. This Contract will become effective on the date of its signing by both parties and shall remain valid for 5 years automatically renewable for equal periods on each anniversary unless 6 months written cancellation notice is given by either party. All changes and additions to this Contract will be valid only in writing. The written form of validation will include also telegrams, fax or telex. With the signing of this Contract, all other verbal arrangements between the two parties until this moment are rendered invalid.

      18.   This  Contract can be  terminated  unilaterally  by either party any
            time  with  a  preliminary   termination  notice  of  three  months,
            delivered in writing to the other party with valid reasons.


      19. All obligations to both parties, ensuing from this Contract, before its termination, will be binding to both parties until their full completion.

GENERAL  PROVISIONS.

      20. Entire Agreement: This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of each of the parties.

      21. Conflict: In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

      22. Assignment and Delegation: Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other party.

      23. Notices: Any notice required or permitted to be given under this Agreement shall be in writing, by commercial overnight courier or registered or certified Mail, to the addresses above.

      24. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Switzerland in accordance with commercially reasonable standards of international trade agreements.

      25. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      26. Scope. This Agreement shall not apply to preexisting buyers of Radico products in the Territory who have been purchasing goods from Radico prior to the date of this Agreement, and Radico may continue to supply such buyers directly.

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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

RADICO                                      TNT DESIGNS

By:                                         By:
   -----------------------                      --------------------------------
   Sanjeev Bhatt                                Anju Tandon
   CEO                                          CEO